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Contact: Bill Pierce
Monadnock Community Bank
Phone 603-924-9654
Fax 603-924-9379

September 9, 2004


PRESS RELEASE
FOR IMMEDIATE RELEASE


           MONADNOCK COMMUNITY BANCORP NAMES NEW CHAIRMAN OF THE BOARD

(Peterborough, NH) ---- Monadnock Community Bancorp's President & CEO, William

Pierce, announced today that effective September 9, 2004, Kenneth A. Christian will become the new Chairman of the Board for Monadnock Community Bancorp, Inc.,

Monadnock Community Bank and Monadnock Mutual Holding Company. Mr. Christian

noted, "I look forward to this opportunity to assume this leadership position as

Monadnock expands its presence in New Hampshire and Massachusetts."

        Mr. Christian assumes this position to replace the current Chairman of the Board, Richard J. Wargo, who has decided to step down from his position and as a board member. Mr. Wargo noted that his other professional opportunities and responsibilities have increased and prevent him from dedicating the necessary time and energy to his position. Mr. Wargo commented, "I have greatly enjoyed the opportunity of working with each of my fellow members of the Board of

Directors, as well as the management and employees of Monadnock. I particularly enjoyed seeing Monadnock through its initial public offering this summer." Mr.

Wargo's service on the Board of Directors began in 1996 when Monadnock Community

Bank converted from a credit union. "We greatly appreciate the time, energy and


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leadership devoted by Rick as we moved from a credit union to a community bank,"

said Mr. Pierce. Mr. Wargo's position as a director will currently remain vacant until a replacement is named. "We hope to find a new director in the near future who can bring the same level of energy that Rick did," noted Mr. Pierce.

        In other news, President Pierce stated Monadnock Community Bank anticipates receiving regulatory approval by the end of September for its new

Winchendon, MA branch office that it is purchasing from the Fitchburg Savings

Bank. Monadnock first announced this branch purchase in an August 4, 2004 press release. Following the forthcoming regulatory approval, Mr. Pierce expects the branch to begin operating in the middle of October. The new branch, which will give Monadnock Community Bank an increased presence along the Route 202 corridor between Winchendon, MA and its main office in Peterborough, NH, is an excellent addition to our existing operations noted Mr. Pierce. "We look forward to serving the Winchendon market," added Mr. Pierce.

        Monadnock Community Bank is a subsidiary of Monadnock Community Bancorp,

Inc., (OTC BB: MNCK) and as of June 30, 2004 had total assets of approximately

$48 million, deposits of $35 million and equity of $5 Million. The bank recently converted to a stock savings bank with the concurrent formation of Monadnock

Community Bancorp, Inc. as the stock holding company of the bank and formation of Monadnock Mutual Holding Company as the parent mutual holding company.

THIS NEWS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS ABOUT THE NEW BRANCH OFFICE OF MONADNOCK COMMUNITY BANCORP, INC. THESE INCLUDE STATEMENTS REGARDING REGULATORY APPROVAL OF THE OPENING OF A NEW MONADNOCK BANK BRANCH OFFICE.

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FORWARD-LOOKING STATEMENTS CAN BE IDENTIFIED BY THE FACT THAT THEY DO NOT RELATE
STRICTLY TO HISTORICAL OR CURRENT FACTS. THEY OFTEN INCLUDE WORDS LIKE "BELIEVE" "EXPECT," "ANTICIPATE," "ESTIMATE" AND "INTEND" OR FUTURE OR CONDITIONAL VERBS SUCH AS "WILL," "WOULD," "SHOULD," "COULD" OR "MAY." CERTAIN FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM EXPECTED RESULTS INCLUDE DELAYS
IN COMPLETING THE OFFERING, CHANGES IN THE INTEREST RATE ENVIRONMENT, CHANGES IN GENERAL ECONOMIC CONDITIONS, LEGISLATIVE AND REGULATORY CHANGES THAT ADVERSELY AFFECT THE BUSINESS OF THE BANK AND CHANGES IN THE SECURITIES MARKETS.